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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
ZLand.com, Inc.:

     We consent to the use of our report dated January 19, 2000 related to balance sheet of Appintec Corp., dba ActionWare, as of June 30, 1999 and the related statements of operations, stockholders' deficit and cash flows for the year then ended, included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

                                                       KPMG LLP

Orange County, California
March 28, 2000